Exhibit 99.1

ARDENT ACQUISITION CORPORATION ANNOUNCES

COMPLETION OF ITS ACQUISITION OF AVANTAIR, INC.

Garden City, New York, February 22, 2007 – Ardent Acquisition Corporation (OTCBB: AACQ, AACQU, AACQW) (“Ardent”), a public company organized for the purpose of acquiring an operating business, announced the completion of its acquisition of Avantair, Inc., a fractional aircraft operator, following a special meeting of stockholders held today. Ardent subsequently changed its name to Avantair Inc., but will continue to trade under the ticker symbol “AACQ.OB.” The combined company intends to apply to list its common stock, warrants and units of common stock/warrants on the Nasdaq Stock Market.

In connection with the acquisition of Avantair, Ardent shareholders also approved three other proposals, including: (i) increasing in the number of shares of common stock which Ardent is authorized to issue from 30,000,000 shares to 75,000,000 shares, (ii) changing of Ardent’s name to Avantair, Inc., and (iii) the adoption of Ardent’s 2006 Long Term Incentive Plan.

Mr. Barry Gordon, non-executive Chairman of Avantair, stated, “We are very excited our stockholders have approved the acquisition, which makes Avantair the only publicly-traded pure play fractional aircraft company. We believe Avantair, which operates in a distinct space in the fractional aircraft market and is led by a strong management team, is well-positioned to take advantage of industry trends that are propelling the growth of the fractional aircraft market.”

Mr. Steve Santo, CEO of Avantair added, “We are pleased Ardent shareholders have approved the transaction, as this provides Avantair with the necessary capital to grow the fleet and expand our fixed base operations, providing economies of scale and enabling us to continue our strong revenue growth and to improve our profitability.”

About Avantair

Headquartered in Clearwater, FL, Avantair Inc. is the exclusive North American provider of fractional aircraft shares in the Piaggio Avanti P.180 aircraft. Avantair is the fifth largest company in the North American fractional aircraft industry and the only standalone fractional operator. The company currently manages a fleet of 32 planes with another 51 Piaggio Avanti IIs on order. It also recently announced an order of 20 Embraer Phenom 100s. Avantair, with operations in 5 states and approximately 270 employees, offers private travel solutions for individuals and companies at a fraction of the cost of whole aircraft ownership.

About Ardent Acquisition Corporation

Ardent Acquisition Corporation was formed on September 14, 2004 to serve as a vehicle to effect a business combination with an operating business. Ardent consummated its initial public offering on March 2, 2005, generating gross proceeds of $41.4 million from the sale of 6.9 million units, including the full exercise of the underwriters’ over-allotment option. Each unit was comprised of one share of Ardent common stock and two warrants, each with an exercise price of $5.00. As of December 31, 2006, Ardent held approximately $38.6 million in a trust account maintained by an independent trustee, which was released to Ardent following the closing of the acquisition of Avantair.

FORWARD LOOKING STATEMENTS

This press release, and other statements that Ardent may make, including statements about the benefits of the transaction with Avantair, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Ardent’s and Avantair’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Ardent cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Ardent assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Ardent’s filings with the Securities and Exchange Commission (SEC) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company’s products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition as well as other relevant risks detailed in Ardent’s filings with the Securities and Exchange Commission, including its report on Form 10-QSB for the period ended September 30, 2006 and its Definitive Proxy Statement on Schedule 14A, as filed on February 1, 2007. The information set forth herein should be read in light of such risks. Neither Ardent nor Avantair assumes any obligation to update the information contained in this press release.

Ardent’s prospectus and subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

For more information, contact:

Devlin Lander

Integrated Corporate Relations

415.292.6855